EXHIBIT 10.1
SENSIENT TECHNOLOGIES CORPORATION
1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
Adopted November 11, 1999, as amended November 6, 2000 and July 17, 2008
Section 1. Establishment, Purpose and Effective Date of Plan.
     1.1 Establishment. Sensient Technologies Corporation, a Wisconsin corporation, hereby establishes the “SENSIENT TECHNOLOGIES CORPORATION 1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN” (the “Plan”) which, provides for the grant of Stock Options to Non-Employee Directors of the Company.
     1.2 Purpose. The purpose of this Plan is to advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the Company by Non-Employee Directors, and by enabling the Company to attract and retain the services of directors upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.
     1.3 Effective Date. This Plan shall become effective on the Effective Date.
Section 2. Definitions.
     2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:
     (a) “Award” means any Option or any other benefit conferred under the terms hereof.
     (b) “Board” means the Board of Directors of the Company.
     (c) “Code” means the Internal Revenue Code of 1986, as amended.
     (d) “Committee” means the Nominating Committee of the Board.
     (e) “Company” means Sensient Technologies Corporation, a Wisconsin corporation, and its subsidiaries.
     (f) “Effective Date” means January 27, 2000, or such other date that this Plan is approved by the shareholders of the Company at an annual or special meeting thereof by a simple majority of the number of shares represented at such meeting in person or by proxy.
     (g) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (h) “Fair Market Value” means the closing price of a share of Stock on the date of the Award on the New York Stock Exchange as reported on the composite list used by the Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale.
     (i) “Non-Employee Director” means any individual who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
     (j) “Option” means the right to purchase Stock at a stated price for a specified period of time. No Options granted pursuant to this Plan are intended to qualify as “incentive stock options” within the meaning of Section 422(b) of the Code; all Options granted pursuant to this Plan are therefore considered “non-statutory stock options.”
     (k) “Participant” means any individual who is granted Options pursuant to this Plan.
     (l) “Stock” means the Common Stock of the Company, par value of $0.10.
     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in this Plan shall include the feminine gender, the singular shall include the plural and the plural shall include the singular.
Section 3. Eligibility and Participation. Participants in this Plan shall include each member of the Board who is a Non-Employee Director at the time Options are granted pursuant to this Plan.
Section 4. Administration.
     4.1 Administration. This Plan shall be administered by the Committee.
     4.2 Powers and Authority of the Committee. The Committee, by majority action thereof, shall have complete and sole authority to:
          (a) interpret this Plan and apply its provisions, and prescribe, amend and rescind rules, regulations, procedures, and forms relating to this Plan;
          (b) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;
          (c) amend any outstanding agreement relating to any Award, subject to applicable legal restrictions and to the consent of the Participant who entered into such agreement; and
          (d) make all other determinations and take all other actions deemed necessary or advisable for the administration hereof and provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company in connection herewith;
but only to the extent that any of the foregoing are not contrary to the express provisions hereof. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions hereof shall be final, binding and conclusive for all purposes and upon all persons. The Committee’s decisions need not be uniform and may be made selectively among Participants, whether or not they are similarly situated.
     Notwithstanding the foregoing, the Committee shall have no discretion or authority to: (i) designate Participants to receive Awards; (ii) determine the number of shares of Stock to be covered by Awards granted to Participants; (iii) determine the terms and conditions of any Award granted to any Participant relating to the vesting, exercise or expiration of Options over a period of time; or (iv) prescribe the consideration for the grant of each Award hereunder and determine the sufficiency of such consideration, which matters shall be as hereinafter provided.
     4.3 Composition of the Committee. The Committee shall consist of not less than two members of the Board who shall be appointed by the Board.
Section 5. Stock Subject to Plan.
     5.1 Number. The total number of shares of Stock reserved and available for issuance under this Plan shall initially be two hundred fifty thousand (250,000). The number of shares of Stock reserved and available for issuance hereunder shall be subject to adjustment upon occurrence of any of the events indicated in Subsection 5.3 hereof. The shares to be issued under this Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.
     5.2 Unused Stock. In the event any shares of Stock that are subject to an Award cease to be subject to such Award (whether due to expiration, cancellation, termination, forfeiture, or otherwise) without such shares of Stock being issued or cash being paid to the Participant, then the shares of Stock subject to such Award shall again become available for future Awards hereunder.
     5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs, whether prior to or after the Effective Date, by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, spin-off, split-up, exchange of shares or other similar corporate change, the aggregate number of shares of Stock authorized for issuance hereunder as well as Stock subject to each outstanding Award, and its stated Option or other price (as applicable), shall be appropriately adjusted by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee shall also have the discretion to make appropriate adjustments in the number of shares of Stock authorized for issuance hereunder.

Section 6. Duration of Plan. This Plan shall remain in effect, subject to the Board’s right to earlier terminate this Plan pursuant to Section 12 hereof, until all shares of Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Award may be granted hereunder on or after the tenth (10th) anniversary of the Effective Date.
Section 7. Stock Options.
     7.1 Grant of Options. Subject to the provisions of Sections 5 and 6 hereof, on the 1st of February (or the next succeeding business day) following the day of each annual meeting of shareholders of the Company, each person who was a Non-Employee Director of the Company immediately following such annual meeting shall automatically and without further action by the Board or the Committee be granted an Option to purchase two thousand (2,000) shares of Stock on the terms and conditions provided herein. Notwithstanding the foregoing, the General Counsel of the Company may, in his or her discretion, delay any grant under the Plan until any then existing material non-public information has been disclosed publicly. The Committee shall have no discretion in determining the number of Options granted to each Participant. Notwithstanding the foregoing, no further Options shall be granted under the Plan after July 17, 2008.
     7.2 Type of Options. All Options granted pursuant to this Plan shall be nonstatutory stock options.
     7.3 Option Price. Options granted pursuant hereto shall have an Option price that is equal to the Fair Market Value of the Stock on the date the Option is granted.
     7.4 Duration of Options. Each Option shall expire on the tenth (10th) anniversary date of its grant, and shall not be exercisable thereafter.
     7.5 Exercise of Options. Options granted hereunder shall vest and become exercisable in three (3) equal annual installments beginning on the first (1st) anniversary of the date of its grant.
     7.6 Option Agreement. Each Option shall be evidenced by a written agreement (“Option Agreement”) that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other terms and conditions as are provided herein. No Participant shall have any rights hereunder until an Option Agreement has been executed.
     7.7 Payment. The Option price of any Option shall be payable to the Company in full upon exercise:
          (a) in cash or its equivalent, including, in the discretion of the Committee, a promissory note issued to the Company by the Participant (which note shall: (i) be secured by the Stock issued; (ii) be for a term of not more than ten (10) years; (iii) bear interest at a rate of not less than the prime rate (as determined by the Committee) in effect on the date such promissory note is issued; (iv) require at least annual payments of principal and interest; and (v) contain such other terms and conditions as the Committee determines);
          (b) by tendering shares of Stock having a Fair Market Value at the time of exercise equal to the total Option price;
          (c) by a combination of cash or its equivalent (as defined in clause (a) above) and shares of Stock; or
          (d) by electing to have the Company withhold from the shares of Stock otherwise issuable upon exercise of the Option that number of shares of Stock having a Fair Market Value at the time of exercise plus cash for any fractional share amounts, equal to the total Option price.
The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.
     7.8 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange upon which such shares of Stock are then listed, and under any blue sky or state securities laws applicable to such shares.
     7.9 Transferability of Options. The Committee may, in its discretion, and only by expressly so providing in the Option Agreement covering any Options (which Option Agreement must be approved by the Committee), permit all or a portion of Options to be granted to a Participant to be transferable by the Participant: (a) to the Participant’s spouse, or natural or adoptive children or grandchildren (“Immediate Family Members”); (b) to a trust or trusts for the exclusive benefit of one or more Immediate Family Members; or (c) to a partnership in which all partners are Immediate Family Members; provided, that there may be no consideration for any such transfer and the transferee shall be expressly prohibited from any further transfer of such Options other than by will or pursuant to the laws of descent and distribution. Following such transfer, any Options so transferred shall be subject to the same terms and conditions as were applicable immediately prior to such transfer, provided, however, that for purposes of this Plan, the term “Participant” shall be deemed to include such transferee. The circumstances under which any transferred Option may be terminated, canceled, or forfeited (whether such circumstances are set forth in this Plan or in the Option Agreement covering such Options) shall be applied with respect to the transferor Participant to which the Option was originally granted. Unless expressly so provided in the Option Agreement covering an Option, no Option granted hereunder may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or pursuant to the laws of descent and distribution, and all Options granted to a Participant hereunder shall be exercisable during his lifetime only by such Participant.
Section 8. Cessation of Service.

     8.1 Death, Disability or Retirement. Subject to the expiration provisions of Section 7.4 hereof, upon cessation of service as a Non-Employee Director of the Company due to death, disability, voluntary retirement or retirement required under any mandatory policy of the Company then in effect, or for any reason other than removal of the Participant from the Board as set forth in Section 8.2 below:
          (a) Any and all Options owed to the Non-Employee Director, but which have not been granted as of the date of cessation of service shall be promptly granted;
          (b) All Options held by the Non-Employee Director that are exercisable in accordance with the Option Agreement as of the date of cessation of service shall remain exercisable until three (3) years following the date of cessation of service; and
          (c) The vesting of all Options not exercisable in accordance with the Option Agreement immediately prior to such cessation of service shall be immediately and automatically accelerated upon such cessation of service, and such Options shall remain exercisable for three (3) years following the date of cessation of service.
     Notwithstanding the foregoing, in the event of a Change of Control as defined in Section 11(b) below, then the provisions of Section 11(a) shall apply to the Non-Employee Director’s Options.
     8.2 Removal. Subject to the expiration provisions of Section 7.4 hereof, upon cessation of service as a Non-Employee Director of the Company due to removal from the Board in accordance with the procedures set forth in Sections 180.0808 and 180.0809 of the Wisconsin Business Corporation Law or the Company’s Bylaws, as amended from time to time:
          (a) Any and all Options owed to the Non-Employee Director, but which have not been granted as of the date of cessation of service shall be promptly granted;
          (b) All Options held by the Non-Employee Director that are exercisable in accordance with the Option Agreement as of the date of cessation of service shall remain exercisable until three (3) months following the date of cessation of service; and
          (c) All Options not exercisable in accordance with the Option Agreement immediately prior to such cessation of service shall be immediately and automatically forfeited to the Company.
     Notwithstanding the foregoing, in the event of a Change of Control as defined in Section 11(b) below, then the provisions of Section 11(a) shall apply to the Non-Employee Director’s Options.

Section 9. Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit hereunder is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.
Section 10. Rights of Board Members. Nothing in this Plan, in any Option granted under the Plan, or in any Option Agreement, shall interfere with or limit in any way the rights of the shareholders of the Company or the Board to elect and remove members of the Board at any time nor confer upon any Participant any right to continue as a member of the Board.
Section 11. Change of Control.
          (a) In the event of a “Change of Control” (as hereinafter defined), each holder of an Option (A) shall have the right at any time thereafter to exercise the Option in full whether or not the Option was previously exercisable; and (B) shall have the right, exercisable by written notice to the Company within sixty (60) days after the Change of Control, to receive, in exchange for the surrender of an Option or any portion thereof to the extent the Option is then exercisable in accordance with clause (A), the highest of (1) an amount of cash equal to the difference between the Fair Market Value of the Stock covered by the Option or portion thereof that is so surrendered on the date of the Change of Control and the purchase price of such Stock under the Option; (2) an amount of cash equal to the difference between the highest price per share of Stock paid in the transaction giving rise to the Change of Control and the Option price multiplied by the number of shares of Stock covered by the Option; or (3) an amount of cash equal to the difference between the Fair Market Value of the Stock covered by the Option or portion thereof that is so surrendered, calculated on the date of surrender, and the purchase price of such Stock under the Option; provided that the right described in this clause (B) shall be exercisable only if a positive amount would be payable to the holder pursuant to the formula specified in this clause (B);
          (b) A “Change of Control” of the Company means:
     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of

Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section; or
     (ii) individuals who, as of November 11, 1999, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to November 11, 1999 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
     (iii) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or
     (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Section 12. Amendment, Modification and Termination of Plan.
     12.1 Amendments and Termination. The Board may at any time amend, alter, suspend, discontinue or terminate this Plan, provided, however, that:
          (a) no amendment or termination of this Plan may: (i) adversely affect the rights of Participants with respect to Awards previously granted to them, (ii) amend the terms of the Plan regarding who may participate and the amount, price and timing of Options to be issued more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employees Retirement Income Securities Act (ERISA), or the rules thereunder, or (iii) cause the Plan not to qualify for exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3 of the Exchange Act, or any successor rule; and
          (b) stockholder approval of any amendment of this Plan shall be obtained if otherwise required by (i) the Code or any rules promulgated thereunder (to enable the Company to comply with the provisions of Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth therein), (ii) the listing requirements of the principal securities exchange or market on which the Stock is then traded (in order to maintain the listing or quotation of the Stock thereon), or (iii) Rule 16b-3 of the Exchange Act, or any successor rule, to qualify for exemption from Section 16(b) of the Exchange Act.
     12.2 Unexpired Awards. All unexpired Awards shall continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.
     12.3 Waiver of Conditions. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any Award granted hereunder.
Section 13. Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares of Stock deliverable under this Plan after giving the person entitled to receive such amount or shares of Stock notice as far in advance as practicable, and the Company may defer making any such payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. A Participant may elect to pay all or a portion of the federal, state and local withholding taxes arising in connection with the exercise of an Option by electing to (i) have the Company withhold shares of Stock, (ii) tender back shares of Stock received in connection with such benefit, or (iii) deliver other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the Participant’s estimated total federal, state and local tax obligations associated with the transaction. The written election must be made on or before the date as of which the amount of tax to be withheld is determined. The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the Participant in cash.
Section 14. Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided, however, that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
Section 15. Miscellaneous. Any Award may also be subject to other provisions (whether or not applicable to any Award made to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for: (a) restrictions on resale or other disposition of financed shares; and (b) compliance with federal or state securities laws and stock exchange or market requirements.
Section 16. Requirements of Law.
     16.1 Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of any Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
     16.2 Governing Law. This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the internal laws of the State of Wisconsin.